EXHIBIT 99.1

HandHeld Entertainment’s Deadline to Acquire eBaum’s World Extended

SAN FRANCISCO - October 16, 2007 - HandHeld Entertainment, Inc. (NASDAQ: ZVUE), a global digital entertainment company, today announced that eBaum’s World has extended by 31 days the closing date of its acquisition by HandHeld in order to permit HandHeld additional time to seek stockholder approval required to close the transaction. Previously, the acquisition was slated to close on or before October 15, 2007.

In connection with the extension, HandHeld and eBaum’s World agreed to release from escrow the earnest money deposit consisting of 261,438 shares of HandHeld common stock and $350,000 cash to eBaum’s World and to credit an aggregate of $750,000 against the purchase price of the proposed acquisition.

The parties also agreed that Neil and/or Eric Bauman, the principals of eBaum’s World, will invest $2 million in convertible debentures and warrants of HandHeld on substantially the same terms as YA Global Investments, L.P. However, the security interest related to such investment will be subordinate to YA Global Investments, L.P. (with respect to the convertible debentures) and to eBaum’s World (with respect to the Asset Purchase Agreement). Additionally, the Baumans have been granted an option to invest up to an additional $1 million in HandHeld on the same terms as their $2 million investment.

About HandHeld Entertainment, Inc.
HandHeld Entertainment (NASDAQ: ZVUE) is a global digital entertainment company. Its ZVUE Networks (comprised of Putfile.com™, Holylemon.com™, UnOriginal.co.uk™, YourDailyMedia.com™, Dorks.com™, FunMansion.com™ and ZVUE.com) now houses more than 850,000 user-generated and commercial videos available for purchase or free viewing, as well as millions of free user-submitted photos and other media. After completing its proposed acquisition of eBaum’s World in November 2007, ZVUE Networks is expected to deliver nearly 3.5 billion page views/video streams in 2007 on a combined basis. HandHeld’s ZVUE personal media players are mass-market priced and currently available for purchase online and in Wal-Mart stores throughout the U.S. For more information, visit http://www.hheld.com/index2.php.

Safe Harbor Statement
Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as expects,” plans” will,” may,” anticipates,” believes,” should,” intends,” estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) whether the conditions to closing proposed financing and acquisition transactions will be met prior to expiration of any deadlines or extensions thereof; (ii) future financial results and financing requirements; (iii) the company’s ability to monetize, grow users and obtain synergies from acquired user-generated content providers; (iv) the company’s ability to integrate acquisitions; (v) the effectiveness, profitability, and marketability of the company’s current and prospective products and services; (vi) the company’s ability to protect proprietary information; (vii), the impact of current, pending, or future legislation and regulation on the company’s industry; and (viii) the impact of competitive products, services, pricing or technological changes. Additional risks and forward looking statements are set forth from time to time in the company’s filings with the United States Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, and other filed reports which are available on the SEC’s website at www.sec.gov. All forward-looking statements included in this release are made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements.

INVESTOR CONTACT:
Scott Wilson, The Blueshirt Group, 415-489-2188, scott@blueshirtgroup.com

MEDIA CONTACTS:
David Politis, Politis Communications, 801-523-3730(wk), 801-556-8184(cell), dpolitis@politis.com or
Jonathan Bacon, Politis Communications, 801-523-3730(wk), 801-660-7820(cell), jbacon@politis.com